SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K/A#1


                                CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                   of 1934


        Date of Report (Date of earliest event reported) August 6, 1999


                        DIALYSIS CORPORATION OF AMERICA
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Florida                  0-8527               59-1757642
----------------------------     -----------         -------------------
(State or other jurisdiction     (Commission           (IRS Employer
      of incorporation)          File Number)        Identification No.)


      27 Miller Avenue, Lemoyne, Pennsylvania            17043
     ----------------------------------------         ----------
     (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code (717) 730-6164
                                                         --------------

Item 4.  Changes in Registrant's Certifying Accountant

     Effective August 6, 1999, the board of directors of Dialysis Corporation of America (the "Company") upon the recommendation of its audit committee terminated its relationship with its independent accountants, Ernst & Young LLP ("E&Y") and engaged new independent accountants, Wiss & Company, LLP, which firm will do the Company's annual audit for its 1999 fiscal year.

     E&Y's report on the Company's financial statements for the last two fiscal years ended December 31, 1998 contained no adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the two most recent fiscal years ended December 31, 1998 and subsequent interim period to the date of termination, August 6, 1999, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure nor any "reportable events" as defined in Item 304(a)(1)(iv) of Regulation S-K of the SEC.

     The Company has provided E&Y with a copy of the disclosures as contained in this report and has requested E&Y to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made in this report. A copy of E&Y's letter to the SEC, dated August 27, 1999, is filed as Exhibit 16 to this current report on Form 8-K/A#1.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired

          Not Applicable

     (b)  Pro Forma Financial Information

          Not Applicable

     (c)  Exhibits

          (16)  Letter re change in certifying accountant

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIALYSIS CORPORATION OF AMERICA

                                          /s/ Thomas K. Langbein
                                       By:--------------------------------
                                          THOMAS K. LANGBEIN, Chairman
                                          of the Board and Chief Executive
                                          Officer

Dated:  August 27, 1999